UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2008
Date of Report (Date of earliest event reported)

HARBOR ACQUISITION
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA 02169
(Address of principal executive offices) (Zip Code)

(617) 472-2805
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events

Harbor Acquisition Corporation (AMEX: HAC) will make a first and final liquidating distribution to holders of record on March 17, 2008 holding shares issued in its initial public offering. The distribution will be made on June 2, 2008.

Harbor is a special purpose acquisition company established for the purpose of acquiring one or more operating businesses, portfolios of financial assets or real estate assets.  As previously announced, on April 10, 2008, Harbor’s stockholders voted to approve the dissolution of Harbor and its proposed plan of liquidation. This approval was a necessary condition to Harbor’s distributing its net assets to holders of common shares issued in its initial public offering.

Harbor will also begin the process of delisting its securities from the American Stock Exchange and deregistering its shares under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: May 23, 2008	By:	/s/ Robert J. Hanks
	Name:	Robert J. Hanks
	Title:	Chief Executive Officer